Exhibit 10.38
AMENDMENT DATED DECEMBER 16th, 2016 TO THE NON-RECOURSE ACCOUNTS RECEIVABLE PURCHASE AGREEMENT DATED APRIL 25th, 2014

Concluded between,

BNP PARIBAS FORTIS FACTOR N.V.
Located at 2300 Turnhout, Steenweg op Tielen 51
RPM/RPR no 0414.392.710
Hereinafter referred to as the “Factor”;

and

Taminco Finland Oy
With registered office at Typpitie 1, 90650 Oulu, Finland
Hereinafter referred to as the “Client”;

Both the Factor and the Client are hereinafter individually referred to as “Party”, or jointly as the “Parties”

Whereas:

•	The Parties have concluded a non - recourse accounts receivable purchase agreement dated April 25th 2014 as amended from time to time by means of subsequent amendments thereto (the “Agreement”);

•	The Parties now wish to amend certain terms and conditions of the Agreement by agreeing on the terms and conditions as stipulated in this amendment (the “Amendment”).

1.	Any capitalized term used, but however not defined in this Amendment, shall have the meaning given to such terms in the Agreement.

2.
The Parties hereby agree to replace article 10 (Starting Date and Term) of the Particular Conditions to the Agreement, with the following new article 10 (Starting Date and Term) of the Particular Conditions to the Agreement:

10. STARTING DATE AND TERM
The Parties hereby agree that this Agreement shall take effect as from April 25, 2014 (the “Effective Date”) for a defined initial period running up until December 31st 2017 (the “Initial Term”).
The Parties hereby agree that this Agreement may be terminated by either Party providing the other Party with at least three months’ written notice prior to the termination date.  Unless terminated on or before the end of the Extended Initial Term, this Agreement shall be automatically and tacitly renewed for consecutive renewal period of 1 year each.  Any and all accounts receivable conveyed by the Seller to the Purchaser prior to the termination of this Agreement for any reason shall remain with the Purchaser and shall not revert to the Seller, subject to the dilution provisions of this Agreement.

3.	The Amendment shall come into effect as of December 16, 2016, subject to the Factor having received a duly signed original copy of this Amendment from the Client.

4.
The Parties agree that all terms and conditions of the Agreement, which are not explicitly changed or altered in this Amendment shall remain in full force and effect. However, in the event of any conflicts or discrepancies between the terms and conditions of this Amendment and the terms and conditions of the Agreement, the terms and conditions of this Amendment shall prevail.

5.
Execution in Counterparties. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or electronic mail shall be effective as delivery of a manual executed counterpart of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Taminco Finland Oy

By: _________________________
Name:
Title:

BNP Paribas Fortis Factor N.V.

By: _________________________
Name:
                             Title: